UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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AMERICAN EXPRESS COMPANY
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April 2022 Spring 2022 Investor Engagement

2021 Performance Highlights

After an unprecedented year in 2020 with the onset of the COVID-19 pandemic, our 2021 results reflect our focus on rebuilding our growth momentum by investing in our customers, brand and talent while making progress against our four long-term strategic imperatives:

Expand leadership in the premium consumer space	Build on our strong position in commercial payments	Strengthen our global, integrated network to provide unique value	Make American Express an essential part of our customers' digital lives

2021 Business Performance

- Maintained ~98% Consumer retention and ~97% SME retention(1)
- Reached record levels of US Consumer and SME Platinum new account acquisitions in Q4'21
- Acquired ~60% of Consumer new accounts from Millennial and Gen-Z customers
- Grew SME spending on Goods & Services by 25% vs. 2019 in Q4'21
- Sustained virtual parity coverage in the U.S., with approximately 99% of credit-card accepting merchants able to accept American Express(2), and added over 7 million merchant locations outside of the U.S.
- Continued to invest in marketing, value propositions, technology and colleagues, while retaining financial flexibility

2021 Financial Performance

$42.4B TOTAL REVENUE YoY Growth: 17%	**$8.1B** NET INCOME	**$1.3T** WORLDWIDE NETWORK VOLUMES YoY Growth: 24%
$91.5B TOTAL LOANS YoY Growth: 20%	**$10.02** EPS(3)	**33.7%** ROE(4)
$7.6B SHARE REPURCHASES	**$1.4B** DIVIDENDS	**122M** CARDS-IN-FORCE

(1) Represents customer franchise retention, which is the proportion of customers who retain at least one card account relationship with AXP; franchise retention rates are calculated separately at the Business Unit level for Consumer Customers and Commercial clients. SME = small and mid-sized businesses with less than $300MM in annual revenues.
(2) Source: AXP internal data and The Nilson Report, February 2022
(3) Attributable to common shareholders. Represents net income less earnings allocated to participating share awards, dividend son preferred shares and other items
(4) Return on equity (ROE) is calculated by dividing the preceding twelve months of net income by the one-year monthly average of total shareholders' equity

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Our Director Nominees



Thomas J. Baltimore
Chairman and CEO, Park Hotels & Resorts, Inc.

Committee Membership:
- Audit and Compliance



Charlene Barshefsky
Former Senior International Partner, WilmerHale

Committee Membership:
- Risk



John J. Brennan
Chairman Emeritus and Senior Advisor, The Vanguard Group, Inc.
Lead Independent Director

Committee Memberships:
- Audit and Compliance
- Compensation and Benefits (Chair)



Peter Chernin
Founder and CEO, Chernin Entertainment, LLC

Committee Memberships:
- Compensation and Benefits
- Nominating, Governance and Public Responsibility (Chair)



Ralph de la Vega
Former Vice Chairman, AT&T, Inc.

Committee Memberships:
- Audit and Compliance (Chair)
- Compensation and Benefits



Michael O. Leavitt
Founder and Chairman, Leavitt Partners, LLC

Committee Memberships:
- Audit and Compliance
- Nominating, Governance and Public Responsibility



Theodore J. Leonsis
Founder, Chairman and CEO, Monumental Sports & Entertainment, LLC

Committee Memberships:
- Compensation and Benefits
- Nominating, Governance and Public Responsibility



Karen L. Parkhill
Executive Vice President and Chief Financial Officer, Medtronic, Inc.

Committee Memberships:
- Audit and Compliance
- Risk (Chair)



Charles E. Phillips
Former Chairman and CEO, Infor, Inc.

Committee Membership:
- Risk



Lynn A. Pike
Former President, Capital One Bank

Committee Membership:
- Compensation and Benefits



Stephen J. Squeri
CEO, American Express Company
Chairman



Daniel L. Vasella
Honorary Chairman and Former Chairman and CEO, Novartis AG

Committee Memberships:
- Compensation and Benefits
- Nominating, Governance and Public Responsibility



Lisa W. Wardell
Executive Chairman, Adtalem Global Education, Inc.

Committee Membership:
- Risk



Christopher D. Young
Executive Vice President – Business Development, Microsoft Corp.

Committee Memberships:
- Nominating, Governance and Public Responsibility
- Risk

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Board and Committee Memberships are as of March 9, 2022

PROMOTE DIVERSITY, EQUITY & INCLUSION Support a diverse, equitable and inclusive workforce, marketplace and society. 4 BUILD FINANCIAL CONFIDENCE Provide responsible, secure and transparent products and services to help people and businesses build financial resilience. ADVANCE CLIMATE SOLUTIONS Enhance our operations and capabilities to meet customer and community needs in the transition to a low-carbon future. STRATEGIC OBJECTIVES Enhance diverse representation, equal opportunity and an inclusive culture at all levels of the Company Meet the needs of underrepresented businesses and consumers and develop more inclusive marketing initiatives Advance racial equality and social justice in our communities Empower individuals to build and maintain their financial well-being through products, services, tools and education, while providing robust account security Strengthen the financial security and money management capacity of small businesses through products, services, campaigns and initiatives Help build resilient communities through grants, programs and initiatives that support economic empowerment and equity Minimize our climate impact and manage our climate-related risks and opportunities Enable our customers and partners to transition to a low-carbon economy through the development of new capabilities Support community programs and initiatives to help build more climate resilient and equitable communities EXECUTIVE COMMITTEE ESG STEERING COMMITTEE ESG WORKING GROUPS NOMINATING, GOVERNANCE, AND PUBLIC RESPONSIBILITY COMMITTEE Our Environmental, Social and Governance Strategy Framework STAKEHOLDERS INCLUDING SHAREHOLDERS, COLLEAGUES, CUSTOMERS AND COMMUNITIES SOUND GOVERNANCE INCLUDING BUSINESS ETHICS, TRANSPARENCY AND ACCOUNTABILITY MISSION: BACK PEOPLE AND BUSINESSES TO THRIVE AND CREATE EQUITABLE, RESILIENT AND SUSTAINABLE COMMUNITIES GLOBALLY

Our ESG Strategy In Action: 2021 Highlights

PROMOTE DIVERSITY, EQUITY & INCLUSION

- **Spent over $800 million on DE&I initiatives** towards our **$1B DE&I Action Plan** (from Oct 2020 – Dec 2021)
- Published our **inaugural Diversity, Equity, and Inclusion Report**
- **Maintained 100% pay equity** for colleagues across genders globally and across races and ethnicities in the U.S.
- **Enhanced ESG disclosures** and published U.S. EEO-1 data and workforce diversity data on hiring, promotions, colleague retention and raw median pay
- **Partnered with the U.S. Black Chambers, Inc. to launch "ByBlack,"** a first-of-its-kind, national certification for Black-owned businesses
- **Provided more than $10 million in grants** to nonprofits led by people of color or members of underrepresented groups

BUILD FINANCIAL CONFIDENCE

- **Supported small businesses**, including an estimated **$23.3 billion** in reported spending by US consumers on Small Business Saturday[1]
- **Created "Backing Small" initiative** with **$13.75 million** committed through 2024 to support small businesses through Coalition to Back Black Businesses, Backing Historic Small Restaurants and Inclusive Backing programs
- **Provided more than $11 million** in philanthropic support for COVID-19 relief efforts since the start of the pandemic
- **Underwrote $265 million** in community development loans + investments to **support small business needs, job creation/retention, and affordable housing**
- **Maintained lowest US fraud rates** among major credit card networks

ADVANCE CLIMATE SOLUTIONS

- Committed to **net-zero emissions by 2035** in alignment with the Science Based Targets initiative (SBTi) and joined the "Business Ambition for 1.5°C"
- Maintained **carbon neutral** operations **powered by 100% renewable electricity** since 2018[2]
- Became a **TCFD supporter** and conducted **qualitative climate risk scenario analyses** to assess physical and transition risks
- Joined the **World Economic Forum's Clean Skies for Tomorrow Coalition** (focused on sustainable aviation fuels) and the Forum's **Global Future Council on Sustainable Tourism**
- Created new goal to provide at least **$10 million in philanthropic support** through 2025 toward initiatives **that address climate change**

[1]The American Express 2021 Small Business Saturday Consumer Insights Survey was conducted by Teneo on behalf of American Express and the National Federation of Independent Business (NFIB). The study is a nationally representative sample of 2,426 U.S. adults 18 years of age or older. The sample was collected using an email invitation and an online survey. The study gathered self-reported data and does not reflect actual receipts or sales. It was conducted anonymously on November 28, 2021. The survey has an overall margin of error of +/- 2.0%, at the 95% level of confidence. Projections are based on the current U.S. Census estimates of the U.S. adult population, age 18 years and over.

[2]Achieved carbon neutral operations for Scope 1 (direct emissions from sources owned or controlled by American Express), Scope 2 (indirect location-based and market-based emissions), and Scope 3 (waste and employee business travel, including third-party air, rail, and rental cars) emissions through renewable energy credits, carbon offsets, and reduced GHG emissions. Operations include all our managed facilities, field sites, and data centers. Managed facilities are individual properties operationally managed by our global real estate team and housing critical business functions. Field sites are individual properties that are not operationally managed by our global real estate team but directly by our business units. They are typically smaller sites, less than 30,000 square feet (including airport lounges, foreign exchange kiosks, and sales offices) that are owned or leased by American Express.

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Focus on strong governance practices in executive compensation programs; Engage with stakeholders to gather and be responsive to their feedback; -term success; Discourage imprudent risk-taking including, where appropriate, making adjustments to incentive outcomes; Use a balanced scorecard approach with metrics across a range of categories including DE&I metrics; Disclose shareholder feedback and actions taken in response; and Have regular discussions with the Compensation & Benefits Committee to review performance and executive pay. 6 Our Board continues to consider the long-term interests of the Company and shareholders when making decisions regarding our compensation programs. Our Compensation Program and Our Commitment to Shareholders

Based on strong business results that exceeded Company Scorecard targets, the resulting 2021 Company multiplier was 150% CBC approved an adjustment to 145% for executive officers, in order to discourage imprudent risk-taking and to reinforce the importance of risk management and control performance Performance RSUs vested at target and Stock Options met performance requirements Highlights of 2022 Proxy disclosures within our Compensation Discussion & Analysis (CD&A) Provided a new tabular overview of core Executive Compensation programs for greater clarity on compensation structures Included detail of 2021 company performance outcomes across the Company Scorecard and associated NEO pay outcomes Inaugural illustration of the relative ROE and TSR performance outcomes of vesting PRSUs awards since implementing changes in 2019 7 Key Executive Compensation Highlights

This presentation contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. You can identify forward-looking statements by words -looking -K for the year ended December 31, 2021, -Q for the quarters ended March 31, June are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update or revise any forward-looking statements. 8 Cautionary Note Regarding Forward-Looking Statements